SHAREHOLDER SERVICING AGENT AGREEMENT

AGREEMENT made the 8th day of August 1994 by and between CROFT FUNDS CORPORATION (the "Fund") and AMERICAN DATA SERVICES, INC., a New York corporation ("ADS" ).


                                   BACKGROUND

         WHEREAS, the Fund is a diversified, open-end management investment company registered with the United States Securities and Exchange Commission under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, ADS is a corporation registered as a transfer agent under the Securities and Exchange Act of 1934, experienced in providing transfer and dividend disbursing agent functions to mutual funds and possesses facilities sufficient to provide such services; and

         WHEREAS, the Fund desires to avail itself of the experience, assistance and facilities of ADS and to have ADS perform for the Fund certain services appropriate to the operations of the Fund, and ADS is willing to furnish such services in accordance with the terms hereinafter set forth.


                                      TERMS

         NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter contained. the Fund and ADS hereby agree as follows:

         1. EMPLOYMENT. The Fund hereby employs ADS to act as Shareholder
            ----------
Servicing Agent for the Fund. The portfolios to be covered by this Agreement are listed on Schedule B annexed to this Agreement. ADS shall, at its own expense, render the services and assume the obligations herein set forth subject to being compensated therefore as herein provided.

         2. AUTHORITY OF ADS. ADS is hereby authorized by the Fund to receive
            ----------------
all cash which may from time to time be delivered to it by or for the account of the Fund and to deposit such cash into accounts maintained by the Fund's custodian bank in the name of or for the benefit of the Fund; to issue confirmations and/or certificates for shares of capital stock of the Fund upon receipt of payment; to redeem or repurchase on behalf of the Funds' shares of capital stock of the Fund upon receipt of certificates properly endorsed or properly executed written requests as described in the Prospectus of the Fund; and to act as dividend disbursing agent for the Fund.

         3. Duties of ADS: ADS hereby agrees to:

            A. Process new accounts.



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            B. Process purchases, both initial and subsequent, in accordance with the conditions set forth in the Funds' prospectuses, as mutually agreed by the Fund and ADS.

            C. Transfer shares of capital stock to an existing account or to a new account upon receipt of required documentation in good order.

            D. Redeem uncertificated and/or certificated shares upon receipt of required documentation in good order.

            E. Issue and/or cancel certificates as instructed; replace lost, stolen or destroyed certificates upon receipt of satisfactory indemnification or bond.

            F. Distribute dividends and/or capital gain distributions. This includes disbursement as cash or reinvestment and changing the disbursement option at the request of shareholders.

            G. Process exchanges between funds (process and direct
               purchase/redemption and initiate new account or process to new account.

            H. Make miscellaneous changes to records, including but not necessarily limited to address changes, and changes in plans (I.E., systematic withdrawal, dividend reinvestment. etc.).

            I. Prepare and mail a year to date confirmation and statement as each transaction is recorded in a shareholder account, with the original sent to the shareholder. Duplicate confirmations to be available on request within current year.

            J. Obtain 800 line/s to answer shareholder service calls and correspondence in reply to shareholder requests. Please note that this will be a shareholder service line only. All ADS responses, verbal and written, will be strictly limited to the status of an existing account. All other calls will be transferred to fund management or the distributor.

            K. Reports to Fund:

               Daily -- transaction journal with listing of all subscriptions and redemptions.

               Monthly -- listing of all subscription and redemption transactions for month.

            L. Daily control and reconciliation of Fund shares with ADS's records and the Fund's office records.



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            M. Prepare and mail annual form 1099B, 1099R, 1099DIV, and Form 5498 to shareholders. IRS copy will be filed via mag-media.

            N. Provide readily obtainable data, which may from time to time be requested for audit purposes.

            O. Replace lost or destroyed checks.

            P. Continuously maintain all records for active and closed accounts.

            Q. Furnish shareholder data information for the current calendar year in connection with IRA's (including Form 5498 and qualified Keogh plans in a format suitable for mailing to shareholders.

         4. COMPENSATION OF ADS. In consideration of the services to be
            -------------------
performed by ADS as set forth herein, ADS shall be entitled to receive compensation and reimbursement for all reasonable out-of-pocket expenses. The Fund agrees to pay ADS a fee and reimbursement of out-of-pocket expenses as set forth in the fee schedule attached hereto as Schedule A.

         5. RIGHTS AND POWERS OF ADS. ADS's rights and powers with respect to
            ------------------------
acting for and on behalf of the Fund, including rights and powers of ADS's officers and directors, shall be as follows:

            A. No order, direction, approval, contract or obligation on behalf of the Fund with or in any way affecting ADS shall be deemed binding unless made in writing and signed on behalf of the Fund by an officer or officers of the Fund who has been duly authorized to so act on behalf of the Fund by its Board of Directors/Trustees.

            B. ADS will not be, act, or in any way be considered a selling agent of the Fund. Nor will ADS engage in any selling activity of the Fund.

            C. The services of ADS to the Fund are not to be deemed exclusive and ADS shall be free to render similar services to others as long as its services for others does not in any manner or way hinder, preclude or prevent ADS from performing its duties and obligations under this Agreement.

            D. The Fund will indemnify ADS and hold it harmless from and against all costs, losses and expenses which may be incurred by it, and all claims and liabilities which may be asserted or assessed against it as a result of any action taken by it without gross negligence and in good faith, and for any act, omission, delay or refusal made by ADS in connection with this agency in reliance upon or in accordance with any instruction or advice of any duly authorized officer of the Fund.



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         6. DURATION AND TERMINATION OF AGREEMENT. This Agreement shall become
            -------------------------------------
effective as of the date hereof and shall remain in force for a period of three
(3) years, provided, however, that both parties to this Agreement have the option to terminate the Agreement, without penalty, upon ninety (90) days prior written notice.

         Upon termination of this Agreement in accordance with the foregoing, ADS shall deliver to the Fund (at the expense of the Fund) all records and other documents made or accumulated in the performance of its duties for the Fund hereunder.

         7. ACCOUNTS AND RECORDS. The accounts and records maintained by ADS
            --------------------
shall be the property of the Fund, and shall be surrendered to the Fund promptly upon request by the Fund in the form in which such accounts and records have been maintained or preserved. ADS agrees to maintain a back-up set of accounts and records of the Fund (which back-up set shall be updated on at least a weekly basis) at a location other than that where the original accounts and records are stored. ADS shall assist the Fund's independent auditors, or, upon approval of the Fund, any regulatory body, in any requested review of the Fund's accounts and records. ADS shall preserve the accounts and records as they are required to be maintained and preserved by Rule 31a-1.

         8. CONFIDENTIALITY. ADS agrees that it will, on behalf of itself and
            ---------------
its officers and employees, treat all transactions contemplated by this Agreement, and all other information germane thereto, as confidential and not to be disclosed to any person except as may be authorized by the Fund.

         9. AMENDMENT. This Agreement may be amended by mutual written consent
            ---------
of the parties. If, at any time during the existence of this Agreement, the Fund deems it necessary or advisable in the best interests of the Fund that any amendment of this Agreement be made in order to comply with the recommendations or requirements of the Securities and Exchange Commission or state regulatory agencies or other governmental authority, or to obtain any advantage under state or federal laws, and shall notify ADS of the form of amendment which it deems necessary or advisable and the reasons therefore, and if ADS declines to assent to such amendment, the Fund may terminate this Agreement forthwith.

         10. FOR BUSINESS TRUSTS ONLY: AGREEMENT BINDING ONLY ON FUND PROPERTY.
                                       ----------------------------------------
ADS understands that the obligations of this Agreement are not binding upon any shareholder to the trust personally, but bind only upon the trust's property. ADS represents that it has notice of the provisions of the trust's declaration of trust disclaiming shareholder liability for acts or obligations of the trust.

         11. ASSIGNMENT. This Agreement shall extend to and shall be binding
             ----------
upon the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the prior written consent of ADS, or by ADS without the prior written consent of the Fund.

         12. GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the



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time in effect and the applicable provisions of the 1940 Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

         13. NOTICES. All notices and other communications hereunder shall be in
             -------
writing, shall be deemed to have been given when received or when sent by telex or facsimile, and shall be given to the following addresses (or such other addresses as to which notice is given):


To the Fund:                                   To ADS:
         Mr. Kent Croft                             Mr. Michael Miola
         President                                  President
         Croft-Leominster, Inc.                     American Data Services, Inc.
         207 East Redwood Street                    24 West Carver St.
         Suite 802                                  Suite 102
         Baltimore, MD  21202                       Huntington, NY  11743



         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


CROFT FUNDS CORPORATION                             AMERICAN DATA SERVICES, INC.


By: /S/ KENT CROFT                                  By: /S/  MICHAEL MIOLA
    ------------------------                           -------------------------
    Kent Croft                                         Michael Miola
    President                                          President



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                                   SCHEDULE A
                                   ----------

                          (a.) SHAREHOLDER SERVICE FEE:

         The following fees are charged per portfolio serviced based upon the following annual rates (billed monthly).

         For the services rendered by ADS in its capacity as transfer agent, the Fund shall pay ADS, within ten (10) days after receipt of an invoice from ADS at the beginning of each month, a fee equal to the greater of:

                  Equity Fund .....................$ 8.00 per account */per year
                  Fixed Income Fund............... $10.00 per account */per year
                  Money Market Fund............... $12.00 per account */per year

                                     - OR -

Minimum maintenance charge per fund -- $800.00/month.

* A charge is made for an account in the month that an account opens or closes.

  2.   Transaction Fees:

       Trade Entry (purchase/liquidation) and maintenance
          transactions..............................................$1.35 each

       New account set-up...........................................$2.50 each

       Customer service calls.......................................$1.00 each

       Correspondence/Information requests..........................$1.25 each

       Check preparation............................................$ .50 each

       Liquidations paid by wire transfer...........................$3.00 each

       Omnibus accounts.............................................$1.35 per **
                                                                     Transaction

       ACH charge...................................................$ .30 each

       SWP .........................................................$1.25 each**



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                         Stock transfer services, cont.

      Other Fees:

        Closed accounts C per account...............................$2.00/year

** Not included as a Trade Entry.

         4. IRA plan fees.

            The following fees will be charged directly to the shareholder account.

            Annual maintenance fee............................$15.00 per account

            Incoming transfer from prior custodian............$12.00

            Distribution to a participant.....................$10.00

            Refund of excess contribution.....................$15.00

            Transfer to successor custodian...................$12.00

            Automatic periodic distributions..................$15.00/year per account

           All accounts closed during a calendar year will be considered as open accounts for billing purposes until the end of that calendar year.

         On each anniversary date of this Agreement the fees enumerated above will be increased by the change in the Consumer Price Index for the Northeast region (CPI) for the twelve month period ending with the month preceding such annual anniversary date.

         (b) OUT-OF-POCKET-EXPENSES:

         The Fund shall reimburse ADS for any out-of-pocket expenses, exclusive of salaries, advanced by ADS in connection with but not limited to the printing of confirmation forms and statements, proxy expenses, travel, telephone, facsimile transmissions, stationery and supplies, record storage, postage, telex and courier charges, and pro-rata portion of annual audit letter incurred in connection with the performance of its duties hereunder. ADS shall provide the Fund with a monthly invoice of such expenses and the Fund shall reimburse ADS within fifteen (15) days after receipt thereof.

         (c) SPECIAL REPORTS. All reports and/or analyses requested by the Fund that are not included in the fee schedule, shall be subject to an additional charge, agreed upon in advance, based upon the following rates:



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           Labor :
                  Senior staff -- $100.00/hr.
                  Junior staff -- $ 50.00/hr.

                  Computer time --$ 45.00/hr.

         (d) SECURITY DEPOSIT. The Fund will remit to ADS upon execution of this Agreement a security deposit equal to one (1) month's minimum fee under this Agreement, computed in accordance with the number of portfolios listed in Schedule B of this Agreement. The Fund will have the option to have the security deposit applied to the last month's service fee, or applied to any new contract between the Fund and ADS.

         (e) CONVERSION CHARGE.

NOTE:  FOR EXISTING FUNDS ONLY (new funds please ignore):

         There will be a charge to convert the Fund's shareholder accounting records on to the ADS shareholder accounting system (ADSHARE). In addition, ADS will be reimbursed for all out-of-pocket expenses, enumerated in paragraph (b) above, incurred during the conversion process.

         The conversion charge will be estimated and agreed upon in advance by the Fund and ADS. The charge will be based upon the amount of records to be converted and the condition of the previous service agents records.



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                                   SCHEDULE B


PORTFOLIOS TO BE SERVICED UNDER THIS AGREEMENT:

(1)   Croft-Leominster Value Fund

(2)   Croft-Leominster Income Fund